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                                                                  EXHIBIT 10.15


                                                                           F.N.
                                     AMENDMENT TO                          S.N.
                           DISTRIBUTION / SUPPLY AGREEMENT

This AMENDMENT is made this 11th day of December, 1998 to the Distribution/Supply Agreement dated September 4, 1997 by and between Endocardial Solutions, Inc. ("ESI") and Medtronic, Inc., a Minnesota ("Medtronic").

Under Section 1.1, "Medtronic Territories" is hereby deleted and replaced as follows:

     "MEDTRONIC TERRITORIES" means those countries included within Medtronic's currently designated "Europe," "Japan" and "Canada" sales regions, as more fully described in Schedule 1.2.

The following sentence is hereby added to the beginning of Section 2.4(c):

     ESI hereby provides Medtronic with a one-year warranty on parts and labor related to the repair of all Systems purchased by Medtronic, regardless of whether such Systems are purchased for Medtronic's own use or if Medtronic sells such Systems to or places them with third party purchasers or users.

Section 2.5(b) and (c) are hereby removed in their entirety and replaced as follows:

     (b) Medtronic shall be responsible for System installations, technical support, administration and personnel costs for Systems sold in the Field of Use in Europe.

     (c) Medtronic shall be responsible for software and hardware repairs and servicing for all Systems in the Field of Use within the Medtronic Territories which will be provided in accordance with Exhibit A attached hereto. ESI's service obligations are also described in Exhibit A.

     (d) Medtronic will provide reasonable and appropriate space to warehouse System spare parts in Europe. Medtronic will provide support staff necessary to service and administer the system spare parts inventory. ESI will maintain an inventory of System spare parts sufficient to comply with the down-time and time-to-repair commitments to System customers for any ESI warranties and extended service plans. Medtronic will reimburse ESI for the cost of any hardware replacement parts required after the expiration of the one-year ESI System warranty for Systems in the Field of Use in Europe. The transfer price for such replacement parts will be fully allocated costs plus a mutually agreed upon market markup. ESI will assume costs of shipping System spare parts from a designated Europe inventory site or ESI service center to customers during the one-year ESI System warranty period. Thereafter, Medtronic will be responsible for the costs of shipping System spare parts from the designated Europe inventory site or ESI service center to customers.

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     (e)  Medtronic will be responsible for offering for sale and administering extended service contracts to System purchasers in Europe. All revenue generated from the sale of extended service contracts will be retained by Medtronic.

     (f) The parties acknowledge the country specific service agreements with Silicon Graphics and Endocardial Solutions. ESI will be responsible for the cost associated with the first year of the SGI Contract. Medtronic will assume the cost of the second and third years under the SGI Contract for Systems sold by Medtronic in Europe. Medtronic and SGI will negotiate mutually agreeable payment terms under the SGI Contract for years two and three. This would include any costs associated with any demonstration System utilized by Medtronic for internal or promotional purposes.

     (g) ESI will provide software upgrades free of charge for the three-year term of the SGI Contract, including versions that add certain convention capabilities. Medtronic will pay for other system upgrades that include new or additional hardware configurations or System software upgrades that constitute new products including but not limited to the "Loca Lisa" technology.

The former Section 2.5(d) shall now become Section 2.5(h).

Schedule 2.1 is hereby modified as follows:

     Canada shall be added as a Territory.

Schedule 2.3 is hereby modified as follows:

     The price for a System as defined shall be changed to (***) Dollars ($***), and the price for catheters as defined shall be changed to (***) Dollars ($***).

     The pricing above shall become effective on September 8, 1997. These prices shall remain in effect until December 31, 2000.

Except to the extent provided above, the remaining terms and conditions of the original agreement shall remain in full force and effect.

MEDTRONIC, INC.                        ENDOCARDIAL SOLUTIONS, INC.



By      /s/ Steve LaPorte             By     /s/ James W. Bullock
      -------------------------------       ----------------------------------

Title      VP/GM                      Title  President/Chief Executive Officer
      -------------------------------       ----------------------------------

Date:  12/11/98                       Date:  12/16/98
      -------------------------------       ----------------------------------

----------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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                                      EXHIBIT A

                      ENSITE 3000 SYSTEM EUROPEAN SERVICE PLAN

MEDTRONIC RESPONSIBILITIES

     - Medtronic will receive and document customer calls and complaints and route to the appropriate Medtronic representative. The local Medtronic representative will return the calls to the customer and perform initial troubleshooting as follows:

          * Within 24 hours of a customer service call, the customer will be contracted by telephone by the appropriate local Medtronic representative to determine if the basic first-line System diagnostics have been performed.


          * Within 48 hours, if required, a Medtronic representative will provide a site visit to assist the hospital technician with the basic first-line System diagnostics.

          * Within 72 hours, if the System problem(s) continue the Medtronic representative would, as required:

                    *    Replace the power supply chassis
                    *    Replace the electronic chassis board
                    * Coordinate System service with SGI and/or other third party vendors
                    *    Complete the RGA and System documentation
                    *    Coordinate shipment of any loaner Systems
                    * Perform a PIU System diagnostic test utilizing the service diagnostic laptop
                    *    Replace the electronic chassis
                    *    Replace the breakout box
                    *    Replace cables (breakout box, fiber optic, ECG, etc.)
                    * Perform a system calibration with the laptop and calibration fixture (when required)
                    * Coordinate shipment/swap-out of System parts and components

     - Medtronic is responsible for System installations and customer training after the limited market release ("LMR") period. This period was completed September 1998.


     - Medtronic is responsible for System contract sales, financing and accounts receivable.

          * System service contracts will be issued to customers in Medtronic's name.

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          *    Service contracts discounts will be offered at Medtronic's discretion.

          * Customers may elect to extend coverage at any time prior to initial expiration date.

     -    Any other responsibilities mutually agreed to by Medtronic and ESI



ESI RESPONSIBILITIES

     - ESI will be responsible for training Medtronic sales and technical representatives for all new System software, hardware and catheter-related product developments.

     - ESI (initially through Graydon Beatty) will provide training to clinical investigators and Medtronic sales and technical representatives during the SYSTEM's initial LMR period.

     - ESI will be responsible for assisting Medtronic with System installations durining the LMR period.

     - ESI will provide 24-hour technical customer service support to Medtronic's local and technical representatives.

     - ESI will maintain the appropriate inventory levels of System replacement parts and components in Europe, as well as complete loaner Systems at the designated Medtronic inventory location.

     -    ESI will maintain the necessary inventory levels for:

          *    Breakout box swap-outs
          *    Cable swap-outs (e.g., breakout boxes, fiber optics, ECGs, etc.)
          * PIU electronic chassis boards, BBIF, mother boards, SERIF, BIO/DEMOD boards, etc.
          *    PIU power supply chassis

     - For Systems covered by the applicable ESI warranty, ESI will bear the cost of shipping and installing loaner Systems and System replacement parts and components at customer locations for one year following installation.

     - For Systems covered by the applicable ESI warranty, ESI will bear the cost of shipping and repairing Systems and System component/parts returned to ESI for inspection, service and/or repair (excluding cables after the 90-day ESI warranty period).

     -    Any other responsibilities mutually agreed to by ESI and Medtronic.

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CUSTOMER RESPONSIBILITIES

     - The System service contract would require that customers train a lab technician to perform the functions outlined below following installation of a System:

          -    Reboot the SGI and PIU System(s)

          - Read the diagnostic test results after a reboot of the SGI and PIU System(s)